UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  October 20, 2010

NORTHERN STATES FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

000-19300
(Commission File Number)

Delaware	36-3449727
(State or other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

1601 North Lewis Avenue
P.O. Box 39
Waukegan, Illinois  60085
(Address of Principal Executive Offices)

(847) 244-6000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(c), (d).  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Charles W. Smith as a Director of Northern States Financial Corporation and NorStates Bank

On October 20, 2010, the Board of Directors of the Northern States Financial Corporation (the “Company”) appointed Charles W. Smith as a director of each of the Company and the NorStates Bank (the “Bank”) to fill a current vacancy on each Board.  Mr. Smith was appointed to serve on the Trust, Asset Liability Management, Credit Review and Compensation and Employee Benefits Committees.

There are no arrangements or understandings between Mr. Smith and any other person pursuant to which he was appointed as a director.  There are no related party transactions between either the Company or the Bank and Mr. Smith that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Attached as Exhibit 99.1 is a copy of the Company’s press release relating to the appointment, which is incorporated herein by reference.

Appointment of Steven J. Neudecker as Vice President and Chief Financial Officer of Northern States Financial Corporation and Executive Vice President and Chief Financial Officer of NorStates Bank

On October 20, 2010, the Company appointed Steven J. Neudecker, age 60, as Vice President and Chief Financial Officer of the Company and Executive Vice President and Chief Financial Officer of the Bank, effective immediately.

Mr. Neudecker most recently served as Executive Vice President and Chief Financial Officer at Baytree National Bank & Trust Co., a privately-held banking institution, from 2008 to 2010.  Prior to that position, he served as Vice President and Senior Controller of the Personal and Commercial Banking unit of Harris N.A., in addition to a variety of other positions of increasing responsibility over his 30-year career with Harris.  Mr. Neudecker began his career as a staff accountant with Arthur Andersen & Co.  Mr. Neudecker is a certified public accountant.  There are no related party transactions between either the Company or the Bank and Mr. Neudecker that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description of Exhibit

99.1	Press release dated October 21, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NORTHERN STATES FINANCIAL CORPORATION

Date: October 21, 2010	By:	/s/Scott Yelvington
Scott Yelvington
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit	Description of Exhibit

99.1	Press release dated October 21, 2010.